Exhibit 99.2

     CBRL                                                                             POST OFFICE BOX 787
GROUP, INC.                                                                         LEBANON, TENNESSEE
                                                                                         37088-0787

C B R L  G R O U P,  I N C.

Investor Contact:     Diana S. Wynne
            Senior Vice President, Corporate Affairs
            (615) 443-9837

Media Contact:         Julie K. Davis
            Director, Corporate Communications
            (615) 443-9266

CBRL GROUP REPORTS MAY COMPARABLE STORE SALES

LEBANON, Tenn. -- May 30, 2007 -- CBRL Group, Inc. (“CBRL” or the “Company”) (Nasdaq: CBRL) today reported comparable store sales for its Cracker Barrel Old Country Store® (“Cracker Barrel”) restaurants and gift shops for the four-week period ending Friday, May 25, 2007.

•	Comparable store restaurant sales were down 0.4% from the comparable period last year, with approximately 2.0% higher average check, the result of an average menu price increase of about 2.0%.
•	Comparable store retail sales increased 3.7% in fiscal May.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 559 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.
CBRL-F

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